Exhibit 99.1

Global Signal Inc. Announces Second Quarter 2006 Results

Sarasota, Florida, August 8, 2006 – Global Signal Inc. (NYSE: GSL) today reported results for the quarter ended June 30, 2006.

Second Quarter Highlights

•	Revenues increased 1.2% from first quarter 2006 and 57.9% from 2Q2005

•	Adjusted FFO per diluted common share increased 2.1% from first quarter 2006 and 23.1% from 2Q2005

•	Record leasing activity in the second quarter - executed new leases representing $9 million of annual revenue

•	Acquired the land under 162 of our towers previously leased, eliminating approximately $2 million of annual rental expense

Revenues for the second quarter 2006 were $122.5 million; gross margin was $65.6 million; and net loss was $17.0 million.

Second quarter 2006 revenue increased $44.9 million or 57.9% over the second quarter of 2005. The increase is primarily a result of the Sprint transaction and the acquisition of other communication sites since April 1, 2005.

Direct site operating expenses increased to $56.9 million in the second quarter 2006 from $30.1 in the second quarter 2005. This increase of $26.8 million or 88.7% is also primarily a result of the Sprint transaction and other acquisitions since April 1, 2005.

For the quarter ended June 30, 2006, Adjusted EBITDA (as defined below in Non-GAAP Measures – Adjusted EBITDA) increased to $57.6 million, or $0.82 per diluted common share, which represents a per share increase of 22.4% from our Adjusted EBITDA per diluted common share of $0.65 in the second quarter of 2005.

Adjusted FFO (as defined below in Non-GAAP measures – Adjusted Funds From Operations) for the quarter ended June 30, 2006, increased to $34.2 million, or $0.48 per diluted common share, which represents a per share increase of 23.1% from our Adjusted FFO per diluted common share of $0.39 in the second quarter of 2005. On a sequential basis, Adjusted FFO per share increased 2.1% from our adjusted FFO in the first quarter of 2006 of $0.47 per diluted common share.

For the quarter ended June 2006, we paid a dividend of $0.525 per share of common stock. This represented a 16.7% increase over the dividend per share we paid with respect to the second quarter of 2005 of $0.45 per share.

Jerry Elliott, Global Signal’s CEO, commented, “We are pleased with our second quarter results. We showed some good growth on the top line and we are seeing a lot of demand for tower space, very solid lease-up, and strong future revenue.”

Mr. Elliott added, “We have made additional capital commitments to information technology in order to improve our accounting and business processes. In connection with this effort, we have incurred expenses and adjustments which we believe are critical as we continue to focus on driving free cash flow to pay growing dividends to our shareholders.”

Investment Activity

Pricing on towers continue to be competitive and the Company will remain disciplined on making new investments that are accretive at the time of purchase and less dependent on future growth prospects. During the second quarter of 2006, we invested $26.2 million to acquire 8 wireless communication sites and to acquire the real estate under 162 of our towers that we previously leased.

Conference Call

Management will conduct a conference call today, to review the financial results. The conference call is scheduled for 10:00 a.m. Eastern time. The conference call can be accessed by dialing (866) 323-2841 (from within the U.S.) or (706) 643-3330 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Global Signal Second Quarter Earnings Call.”

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A webcast of the conference call will be available to the public on a listen-only basis on our website at www.gsignal.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the Internet broadcast. A replay of the web cast will be available for three months following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 p.m. Eastern time on Tuesday, August 15, 2006 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference access code “3143792”

About Global Signal

Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal or to be added to our e-mail distribution list, please visit www.gsignal.com.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to our ability to deploy capital, close accretive acquisitions, close dispositions of under-performing sites, close acquisitions under letters of intent and purchase agreements, anticipate, manage and address industry trends and their effect on our business, the rate and timing of the deployment of new wireless communications systems and equipment by our customers, whether we successfully address other future technological changes in the wireless industry, the rate at which our customers terminate, or elect not to renew, leases as the result of consolidations or technological changes, pay or grow dividends, generate growth organically or through acquisitions, secure financing and increase revenues, Adjusted EBITDA and/or Adjusted FFO (“AFFO”) and add telephony tenants; and statements relating to the integration of and final cost of the Sprint transaction (including fees and expenses), the incremental costs of operating the Sprint sites and how the proceeds of future financing will be used. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, difficulties in acquiring towers at attractive prices or integrating acquisitions with our operations, the reduced likelihood of closing a transaction which is at a letter of intent stage as opposed to one which is subject to a purchase agreement, a decrease in the demand for our communications sites and our ability to attract additional tenants, the economies, real estate markets and wireless communications industries in the regions where our sites are located, consolidation in the wireless industry, termination or non-renewal of leases, changes to the regulations governing wireless services, the creditworthiness of our tenants, customer concentration and the loss of one or more of our major customers, integration of new

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software systems, replacement of existing software systems, our ability to compete, competing technologies, equipment and software developments, relating to wireless telephony, our ability to modify our towers, our ability to obtain or refinance credit facilities and mortgage loans on favorable terms, our failure to comply with federal, state and local laws and regulations and changes in the law, our failure to comply with environmental laws, our ability to conduct our business effectively, secure financing and generate revenues, the termination of site management agreements, disasters and other unforeseen events, the demonstrated or perceived negative health effects from our towers or other equipment, our ability to qualify as a REIT, REIT distributions requirements and the stock ownership limit imposed by the Internal Revenue Code for REITs and other risks detailed from time to time in Global Signal’s SEC reports including its Form 10-K for 2005 filed on March 31, 2006 and in our most recent registration statement on Form S-3 filed on April 7, 2006, and in other filings with the SEC. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Such forward looking statements speak only as of the date they are made, and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Steven G. Osgood

Chief Financial Officer

941-308-3599

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GLOBAL SIGNAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,
	2006	2005
Revenues	$122,467	$77,557
Direct site operating expenses (excluding depreciation, amortization and accretion)	56,872	30,133

Gross margin	65,595	47,424

Other expenses:
Selling, general and administrative (including $4,867 and $972 of non-cash stock-based compensation expense, respectively)	16,827	9,398
Sprint sites integration costs	192	3,164
State franchise, excise and minimum taxes	263	157
Depreciation, amortization and accretion	42,638	28,351

	59,920	41,070

Operating income	5,675	6,354
Interest expense, net	22,415	15,538
Loss on early extinguishment of debt	—	461
Other expense (income)	(1)	21

Income (loss) from continuing operations before income tax benefit (expense)	(16,739)	(9,666)
Income tax benefit (expense)	(2)	(16)

Income (loss) from continuing operations	(16,741)	(9,682)
Income (loss) from discontinued operations	(173)	377

Income (loss) before gain (loss) on sale of properties	(16,914)	(9,305)
Loss on sale of properties	(56)	(119)

Net income (loss)	$(16,970)	$(9,424)

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.24)	$(0.16)
Income (loss) from discontinued operations	—	—
Loss on sale of properties	—	—

Net income (loss)	$(0.24)	$(0.16)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.24)	$(0.16)
Income (loss) from discontinued operations	—	—
Loss on sale of properties	—	—

Net income (loss)	$(0.24)	$(0.16)

Dividends declared per common share	$0.525	$0.450

Weighted average number of common shares outstanding:
Basic	69,809	59,762

Diluted	69,809	59,762

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GLOBAL SIGNAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Six Months Ended June 30,
	2006	2005
Revenues	$243,462	$131,587
Direct site operating expenses (excluding depreciation, amortization and accretion)	110,227	46,185

Gross margin	133,235	85,402

Other expenses:
Selling, general and administrative (including $4,857 and $1,290 of non-cash stock-based compensation expense, respectively)	27,926	16,153
Sprint sites integration costs	446	3,164
State franchise, excise and minimum taxes	788	332
Depreciation, amortization and accretion	86,920	45,804

	116,080	65,453

Operating income	17,155	19,949
Interest expense, net	47,062	25,739
Gain on derivative instruments	(176)	—
Loss on early extinguishment of debt	21,102	461
Other expense (income)	43	(82)

Income (loss) from continuing operations before income tax benefit (expense)	(50,876)	(6,169)
Income tax benefit (expense)	(40)	509

Income (loss) from continuing operations	(50,916)	(5,660)
Income (loss) from discontinued operations	(517)	270

Income (loss) before gain (loss) on sale of properties	(51,433)	(5,390)
Loss on sale of properties	(623)	(138)

Net income (loss)	$(52,056)	$(5,528)

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.73)	$(0.10)
Income (loss) from discontinued operations	(0.01)	—
Loss on sale of properties	(0.01)	—

Net income (loss)	$(0.75)	$(0.10)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.73)	$(0.10)
Income (loss) from discontinued operations	(0.01)	—
Loss on sale of properties	(0.01)	—

Net income (loss)	$(0.75)	$(0.10)

Dividends declared per common share	$1.050	$0.850

Weighted average number of common shares outstanding:
Basic	69,595	55,914

Diluted	69,595	55,914

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GLOBAL SIGNAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$142,071	$47,793
Accounts receivable, net	4,399	2,360
Other current assets	45,603	59,539

Total current assets	192,073	109,692

Long-term assets
Cash and cash equivalents-restricted	28,713	20,232
Fixed assets, intangibles and other assets	2,136,127	2,158,888

Total long-term assets	2,164,840	2,179,120

Total assets	$2,356,913	$2,288,812

Liabilities and Stockholders’ Equity
Liabilities
Current liabilities	$107,215	$98,176
Current portion of long-term debt	496	538
Long-term debt, net of current portion	1,844,002	1,693,058
Other long-term liabilities	59,731	43,851

Total liabilities	2,011,444	1,835,623

Stockholders’ equity	345,469	453,189

Total liabilities and stockholders’ equity	$2,356,913	$2,288,812

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Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest, income tax expense (benefit), depreciation, amortization and accretion, gain or loss on early extinguishment of debt, non-cash stock-based compensation expense, Sprint integration costs, straight-line portion of revenues and expense, gain or loss on sale of properties, gain or loss on derivative instruments and impairment loss on assets held for sale. Adjusted EBITDA is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles, or “GAAP.”

We use Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities or other income statement or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•	to grow adjusted EBITDA is one of the key elements of our business strategy;

•	it is one of the primary measures used by our management to evaluate the economic productivity of our operations, including the efficiency of our employees and the profitability associated with their performance, the realization of contract revenues under our tenant leases, our ability to obtain and maintain our customers and our ability to operate our leasing business effectively;

•	it is widely used in the wireless tower industry to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets; and

•	we believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Our management uses Adjusted EBITDA:

•	in presentations to our board of directors to enable it to have the same measurement of operating performance used by management;

•	for planning purposes, including the preparation of our annual operating budget;

•	as a valuation measure in strategic analyses in connection with the purchase and sale of assets;

•	as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

There are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation, amortization, accretion, and interest expense, that directly affect our net income or loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in

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connection with our analysis of net income. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

The table below shows Adjusted EBITDA for three months ended June 30, 2006 and 2005:

	Three Months Ended June 30
	2006	2005
	(in thousands)
Net Income (Loss)	$(16,970)	$(9,424)

Depreciation, amortization and accretion	42,648	28,458
Interest, net	22,415	15,538
Sprint sites integration costs	192	3,164
Straight-line portion of revenues	(4,430)	(1,865)
Straight-line portion of expense	8,777	3,225
Income tax expense (benefit)	2	16
Loss on early extinguishment of debt	—	461
Non-cash stock based compensation expense	4,867	972
(Gain) loss on sale of properties	74	(234)
(Gain) loss on derivative instruments	—	—
Impairment loss on assets held for sale	—	—

Adjusted EBITDA (1)	$57,575	$40,311

(1)	Diluted shares used in the calculation of Adjusted EBITDA per share are 70,582 for the quarter ended June 30, 2006 and 61,733 for the quarter ended June 30, 2005, respectively.

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Adjusted Funds from Operations

Funds from operations (“FFO”) is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income (loss) determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for REITs that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. We generally consider FFO to be a useful measure for reviewing our comparative operating and financial performance (although FFO should be reviewed in conjunction with net income) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help users compare the operating performance of a company’s real estate between periods or as compared to different companies.

FFO presented herein is not necessarily comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition. However, our FFO is comparable to the FFO of REITs that use the NAREIT definition. FFO should not be considered an alternative to net income as an indicator of our operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

We also present FFO with a supplemental adjustment which we call Adjusted FFO. Adjusted FFO is FFO excluding Sprint integration costs, straight-line portion of revenue and expenses, loss on early extinguishment of debt, non-cash stock-based compensation, gain or loss on derivative investments and impairment loss on assets held for sale.

Adjusted Funds From Operations, or AFFO, does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies.

Our management uses AFFO:

•	in management reports given to our board of directors;

•	to provide a measure of REIT operating performance that can be compared to other companies using AFFO; and

•	as an important measure of operating performance.

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Adjusted Funds from Operations is calculated as follows for three months ended June 30, 2006 and 2005:

	Three Months Ended June 30,
	2006	2005
	(in thousands)
Net Income (Loss)	$(16,970)	$(9,424)

Real estate depreciation, amortization and accretion	41,667	27,830
(Gain) loss on sale of properties	74	(234)

FFO	24,771	18,172
Sprint sites integration costs	192	3,164
Straight-line portion of revenues	(4,430)	(1,865)
Straight-line portion of expense	8,777	3,225
Loss on early extinguishment of debt	—	461
Non-cash stock based compensation expense	4,867	972

(Gain) loss on derivative instruments	—	—
Impairment loss on assets held for sale	—	—

Adjusted Funds From Operations (1)	$34,177	$24,129

(1)	Diluted shares used in the calculation of Adjusted FFO per share are 70,582 for the quarter ended June 30, 2006, 70,530 for the quarter ended March 31, 2006 and 61,733 for the quarter ended June 30, 2005, respectively.

Supplemental Unaudited Financial Information

For the three months ended June 30, 2006, and 2005, our revenue mix for the primary technology categories was as follows:

Revenue Percentage by Tenant Technology Type

	Percent of Revenues for the Three Months Ended
	June 30, 2006	June 30, 2005
Technology Type
Telephony	79.7%	67.2%
Mobile radio	9.0	14.6
Paging	5.9	11.4
Broadcast	3.4	4.5
Wireless data and other	2.0	2.3

Total	100.0%	100.0%

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